Filed Pursuant to Rule 424(b)5
Registration No. 333-189982

PROSPECTUS SUPPLEMENT (To the Prospectus dated August 6, 2013)	DATED JANUARY 8, 2014

7,780,000 Shares
Common Stock

Intellicheck Mobilisa, Inc. is offering 7,780,000 shares of common stock.

Our common stock is listed on the NYSE MKT LLC under the symbol “IDN.” On January 8, 2014, the last reported sale price of our common stock was $0.50 per share.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $12.1 million, based on 27,897,467 shares of common stock outstanding, of which 15,953,760 shares were held by non-affiliates, and a last reported sale price on the NYSE MKT LLC of $0.76 per share on November 13, 2013. Other than the shares of common stock offered pursuant to this prospectus supplement, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

Our business and an investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$0.45	$3,501,000
Underwriting discount(1)	$0.0315	$245,070
Proceeds, before expenses, to us	$0.4185	$3,255,930

(1)	The underwriters will receive compensation in addition to the underwriting discount. See “Underwriting” beginning on page S-13 of this prospectus supplement for a description of the compensation payable to the underwriters.

The underwriters may also purchase up to an additional 1,167,000 shares of common stock from us at the public offering price, less the underwriting discount, within 45 days from the date of this prospectus supplement to cover overallotments, if any.

The underwriters expect to deliver the shares against payment therefor on or about January 14, 2014.

Aegis Capital Corp

January 8, 2014

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and are seeking offers to buy, the common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and any accompanying prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement and any accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement. Because the risk factors referred to above, as well as the risk factors referred to on page S-3 of this prospectus supplement and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required under applicable securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein to the “Company,” “Intellicheck Mobilisa,” “we,” “us” and “our” refer to Intellicheck Mobilisa, Inc. and its subsidiaries.

Business Overview

We are a technology company that is engaged in developing, integrating and marketing wireless technology and identity systems for various applications including mobile and handheld access control and security systems for the government, military and commercial markets. Our products include the Defense ID and Fugitive Finder systems, advanced ID card access control products currently protecting military and federal locations, and ID-Check, a patented technology that instantly reads, analyzes, and verifies encoded data in magnetic stripes and barcodes on government-issue IDs from U.S. and Canadian jurisdictions designed to improve the customer experience for the financial, hospitality and retail sectors. We are also engaged in the engineering, design and installation of wireless communications systems.

Our primary businesses include Identity Systems products, including commercial applications of identity card reading and verification and government sales of defense security and identity card applications, and the development of wireless security applications.

Our technologies address problems such as:

•	Commercial Fraud and Risk Management — which may lead to economic losses to merchants from check cashing, debit and credit card, as well as other types of fraud such as identity theft that principally use fraudulent identification cards as proof of identity;
•	Instant Credit Card Approval — retail stores use our technology to scan a Driver’s License at a kiosk or at the Point Of Sale (POS) and send the information to a credit card underwriter to get instant approval for a loyalty-branded credit card. This technique protects consumer data and is significantly more likely to result in a completed transaction compared to in-store personnel asking customers to fill out a paper form;
•	Unauthorized Access — our systems and software are designed to increase security and deter terrorism at airports, shipping ports, rail and bus terminals, military installations, high profile buildings and infrastructure where security is a concern;
•	Inefficiencies Associated With Manual Data Entry — by reading encoded data contained in the bar code and magnetic stripe of an identification card with a quick swipe or scan of the card, where permitted by law, customers are capable of accurately and instantaneously inputting information into forms, applications and the like without the errors associated with manual data entry;
•	Marine Environment Communications — our Wireless Over Water® technology allows for instant communication between multiple points, both on land and at sea, across wide, over-water expanses and optimizes performance by taking into account sea state and Fresnel zones (Fresnel zones result from obstructions in the path of radio waves and impact the signal strength of radio transmissions); and
•	Wireless Network Design and Hazard Assessment — our AIRchitect® tool designs optimum wireless networks based on user parameters and location architecture, and our Radiation Hazard (RADHAZ) tool identifies and assesses radio frequency (RF) exposure.

Corporate Information

We were originally incorporated in the state of New York in 1994 as Intelli-Check, Inc. In August 1999, we reincorporated in Delaware. On March 14, 2008, we changed our name to Intelli-Check — Mobilisa, Inc. after the consummation of the merger with Mobilisa, Inc. (“Mobilisa”). At the closing of the merger, our headquarters were moved to Mobilisa’s offices in Port Townsend, Washington. On October 27, 2009, we effected a further change in our name to Intellicheck Mobilisa, Inc.. On August 31, 2009, the Company acquired 100% of the common stock of Positive Access Corporation (“Positive Access”), a developer of driver license reading technology. The acquisition of Positive Access expanded the Company’s technology portfolio and related product offerings and allowed the Company to reach a larger number of customers through Positive Access’s extensive distribution network. Our principal executive office is located at 191 Otto Street, Port Townsend, Washington 98368. Our telephone number is (360) 344-3233 and our website address is www.icmobil.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement or the accompanying prospectus.

The Offering

Common stock offered by us
7,780,000 shares of common stock.
Over-allotment option
We have granted the underwriters a 45-day option to purchase up to 1,167,000 additional shares of our common stock from us at the public offering price less underwriting discounts and commissions.
Common stock to be outstanding after this offering
35,677,467 shares.
Use of Proceeds
We intend to use the net proceeds of this offering for general corporate purposes, including product research and development. See “Use of Proceeds” on page S-11 for further information.
Risk Factors
See “Risk Factors” beginning on page S-3 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our securities.
NYS MKT LLC trading symbol
IDN

Unless we indicate otherwise, all information in this prospectus supplement is based on 27,897,467 shares of common stock outstanding as of January 8, 2014 and:

•	assumes no exercise by the underwriters of their option to purchase up to an additional 1,167,000 shares of common stock to cover over-allotments, if any;
•	excludes 352,486 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plans at a weighted average exercise price of $2.18 per share, with 1,759,754 shares remaining available for future grant under such plans; and
•	excludes 389,000 shares of our common stock issuable upon exercise of warrants issuable to the representative of the underwriters on the consummation of this offering. See “Underwriting” on page S-13 for a further description of these warrants.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes.

Risks Related to Our Business and Industry

We have incurred principally losses since inception and losses may continue, which could result in a decline in the value of our securities and a loss of your investment.

We sustained net losses of $2,260,086, and $290,859 for the fiscal years ended December 31, 2012 and 2011, respectively, and $1,823,807 and $305,299 for the nine months ended September 30, 2013 and 2012 respectively. Our accumulated deficit was $83,231,308 as of December 31, 2012 and $85,055,115 as of September 30, 2013. Since we expect to incur additional expenditures in line with the sales growth of our business, we may not achieve operating profits in the near future. This could lead to a decline in the value of our securities.

Our proprietary software relies on reference data provided by government and quasi-government agencies. If these governmental and quasi-government agencies were to stop sharing data with us, the utility of our proprietary software would be diminished in those jurisdictions and our business would be damaged.

Currently, the fifty states, ten Canadian provinces and the District of Columbia, which in most instances conform to the guidelines established by certain organizations responsible for implementing industry standards, cooperate with us by providing sample identification cards so that we may modify all of our hardware and software products to read and analyze the encoded information found on such jurisdiction’s identification cards. In the event that one or more of these jurisdictions do not continue to provide this reference data, the utility of our proprietary software may be diminished in those jurisdictions.

Future government regulation restricting the capture of information electronically stored on identification cards could adversely affect our business.

Our Defense ID system is designed to read, verify and capture information from identification cards. Currently, some jurisdictions have restrictions on what can be done with this information. Because issues of personal privacy continue to be a major topic of public policy debate, it is possible that, in the future, these or other jurisdictions may introduce similar or additional restrictions on capturing this information. Therefore, the implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs, cause the development of the affected industry sectors to become impractical and reduce our revenues and potential revenues.

Our business strategy exposes us to long sales and implementation cycles for our products.

Our target customers in the commercial fraud protection, access control and age verification industry sectors include large retailers and government agencies, which typically require longer sales and implementation cycles for our products than do our potential customer base solely interested in age verification, such as restaurant, bar and convenience store operators. The longer sales and implementation cycles for larger retail companies continue to have an adverse impact on the timing of realizing our revenues. In addition, budgetary constraints and potential economic slowdowns may also continue to delay purchasing decisions by these prospective customers. These initiatives have costs associated with them, and we cannot assure you that they ultimately will prove successful or result in an increase to our revenues or profitability.

In addition, the loss or significant reduction in government spending by government entities could materially limit our ability to obtain government contracts. These limitations, if significant, could also have a material adverse effect on our business, financial condition and results of operations. In addition, we will need to develop additional strategic relationships with large government contractors in order to successfully compete for government contracts. If we lose or fail to develop these strategic relationships, we may not be able to implement our business strategy.

The market for our systems and software is evolving and its growth is uncertain.

Demand and industry acceptance for recently introduced and existing systems, and software and sales from such systems and software, are subject to a high level of uncertainty and risk. The market for our systems and software in the commercial sector has the ability to develop faster than the government sector, but it is also subject to a higher level of uncertainty because of potential uncertainty in the continued financial health of our commercial customers, as well as long sales cycles. Our business may suffer if the market develops more slowly than anticipated and does not sustain industry acceptance.

Failure to manage our operations if they expand could impair our future growth.

If we are able to expand our operations, particularly through multiple sales to large retailers and government agencies in the document verification industry, the expansion will place significant strain on our management, financial controls, operating systems, personnel and other resources. Our ability to manage future growth, should it occur, will depend to a large extent upon several factors, including our ability to do the following:

•	build and train our sales force;
•	establish and maintain relationships with distributors;
•	develop customer support systems;
•	develop expanded internal management and financial controls adequate to keep pace with growth in personnel and sales, if they occur; and
•	manage the use of third-party manufacturers and suppliers.

If we are able to grow our business but do not manage our growth successfully, we may experience increased operating expenses, loss of customers, distributors or suppliers and declining or slowed growth of revenues.

We are subject to risks associated with product failure and technological flaws.

Products as complex as those offered by us may contain undetected errors or result in failures when first introduced or when new versions are released. Despite vigorous product testing efforts and testing by current and potential customers, it is possible that errors will be found in a new product or enhancement after commencement of commercial shipments. The occurrence of product defects or errors could result in adverse publicity, delay in product introduction, diversion of resources to remedy defects, loss of, or a delay in industry acceptance, claims by customers against us, or could cause us to incur additional costs, any of which could adversely affect our business.

Failure to protect our proprietary technology may impair our competitive position.

We continue to allocate significant resources to developing new and innovative technologies that are utilized in our products and systems. Because our continued success depends on, to a significant degree, our ability to offer products providing superior functionality and performance over those offered by our competitors, we consider the protection of our technology from unauthorized use to be fundamental to our success. This is done by processes aimed at identifying and seeking appropriate protection for newly-developed intellectual property, including patents, trade secrets, copyrights and trademarks, as well as policies aimed at identifying unauthorized use of such property. These processes include:

•	contractual arrangements providing for nondisclosure of proprietary information;
•	maintaining and enforcing issued patents and filing patent applications on innovative solutions to commercially important problems;
•	protecting trade secrets;

•	protecting copyrights and trademarks by registration and other appropriate means;
•	establishing internal processes for identifying and appropriately protecting new and innovative technologies; and
•	establishing practices for identifying unauthorized use of intellectual property.

We may have to litigate to enforce patents or trademarks or to determine the scope and validity of other parties’ proprietary rights. Litigation could be very costly and divert management’s attention. An adverse outcome in any litigation may have a severe negative effect on our financial results. To determine the priority of inventions, we may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office or oppositions in foreign patent and trademark offices, which could result in substantial cost and limitations on the scope or validity of our patents or trademarks.

In addition, foreign laws treat the protection of proprietary rights differently from laws in the United States. The failure of foreign laws or judicial systems to adequately protect our proprietary rights or intellectual property, including intellectual property developed on our behalf by foreign contractors or subcontractors, may have a material adverse effect on our business, operations and financial results.

If our future products incorporate technologies that infringe the proprietary rights of third parties, and we do not secure licenses from them, we could be liable for substantial damages.

We are not aware that our current products infringe the intellectual property rights of any third parties. We also are not aware of any third party intellectual property rights that may hamper our ability to provide future products and services. However, we recognize that the development of our services or products may require that we acquire intellectual property licenses from third parties so as to avoid infringement of those parties’ intellectual property rights. These licenses may not be available at all or may only be available on terms that are not commercially reasonable. If third parties make infringement claims against us whether or not they are upheld, such claims could:

•	consume substantial time and financial resources;
•	divert the attention of management from growing our business and managing operations; and
•	disrupt product sales and shipments.

If any third party prevails in an action against us for infringement of its proprietary rights, we could be required to pay damages and either enter into costly licensing arrangements or redesign our products so as to exclude any infringing use. As a result, we would incur substantial costs, delays in product development, sales and shipments, and our revenues may decline substantially. Additionally, we may not be able to achieve the minimum necessary growth for our continued success.

Failure to attract and retain management and other personnel may damage our operations and financial results and cause our stock price to decline.

We depend to a significant degree on the skills, experience and efforts of our executive officers and other key management, technical, finance, sales and other personnel. Our failure to attract, integrate, motivate and retain existing or additional personnel could disrupt or otherwise harm our operations and financial results. We do not carry key man life insurance policies covering any employees. The loss of services of certain of our key employees, an inability to attract or retain qualified personnel in the future, or delays in hiring additional personnel could delay the development of our business and could cause our stock price to decline.

Our share price may be volatile and could decline substantially

The market price of our common stock, like the price of shares of technology companies generally, has been and may continue to be volatile. From January 1, 2002 to January 8, 2014, the closing price of our common stock has varied from a high of $19.45 to a low of $0.28 per share. Many factors may cause the market price for our common stock to decline, including:

•	shortfalls in revenues, cash flows or continued losses from operations;
•	delays in development or roll-out of any of our products;

•	announcements by one or more competitors of new product acquisitions or technological innovations; and
•	unfavorable outcomes from litigation.

In addition, the stock market experiences extreme fluctuations in price and volume that particularly affect the market price of shares of emerging technology companies, such as ours. These price and volume fluctuations are often unrelated or disproportionate to the operating performance of the affected companies. Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts, and our stock price could decline as a result. Declines in our stock price for any reason, as well as broad-based market fluctuations or fluctuations related to our financial results or other developments, may adversely affect your ability to sell your shares at a price equal to or above the price at which you purchased them. Decreases in the price of our common stock may also lead to de-listing of our common stock.

We incur significant accounting and other control costs that impact our financial condition.

As a publicly traded corporation, we incur certain costs to comply with regulatory requirements. If regulatory requirements were to become more stringent or if controls thought to be effective later fail, we may be forced to make additional expenditures, the amounts of which could be material. Some of our competitors are privately owned, so their accounting and control costs could create a competitive advantage over us. If our sales decline or if we are unsuccessful at increasing prices to cover higher expenditures for internal controls and audits, our costs associated with regulatory compliance will rise as a percentage of sales.

Currently, we derive a significant portion of our revenue from government R&D (Research and Development) contracts, which are often non-standard, involve competitive bidding, may be subject to cancellation and may produce volatility in earnings and revenue.

In the years ended December 31, 2012 and 2011, Intellicheck Mobilisa derived 14.3% and 22.9% of its revenue respectively from government R&D contracts. These government contracts often include provisions that substantially differ from those found in typical private commercial transactions. For instance, government contracts may:

•	include provisions that allow the agency, in certain circumstances, to terminate the contract without penalty;
•	be subject to purchasing decisions by agencies that are subject to political influence;
•	include bonding requirements;
•	contain comprehensive procurement provisions that require us to expend substantial resources in pursuing the contract;
•	specify performance criteria that we must satisfy before the customer accepts the products and services; and
•	be subject to cancellation or reduction if funding is reduced or becomes unavailable.

Securing government contracts typically involves a lengthy competitive bidding process. Often, unsuccessful bidders have the ability to challenge contract awards. Such challenges may increase costs, result in delays and risk the loss of the contract by the winning bidder. Protests or other delays related to material government contracts that may be awarded to us could result in revenue volatility. State and local government agency contracts may depend on the availability of matching funds from federal, state or local entities. State and local government agencies are subject to political, budgetary, purchasing and delivery constraints that may result in irregular revenue and operating results. Revenue volatility makes management of our business difficult. Outright loss of any material government contract, through the protest process or otherwise, could significantly reduce our revenues.

We could be adversely affected by a negative audit by the U.S. government.

We, like other government contractors, are subject to various routine audits, reviews and investigations by U.S. government agencies, including the Defense Contract Audit Agency and various agency inspectors. These agencies review a contractor’s performance under its contracts, cost structure and compliance with applicable laws, regulations, and standards. Any costs found to be misclassified may be subject to repayment. If an audit or investigation uncovers improper or illegal activities, we may be subject to civil or criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines, and suspension or prohibition from doing business with the U.S. government.

We have been granted contracts based on our status as a small business in a HUBZone and, as of October 2011, that status has expired.

At times, we have been granted government contracts in part due to our status as a small business in a HUBZone. Port Townsend, WA’s status as a HUBZone expired in October 2011, and that designation was not renewed for this region. As a result, we may be at a disadvantage when competing for future government contracts, which may in turn reduce our revenue. In addition, it is possible that that, due to future growth, we will no longer meet the Small Business Administration’s definition of a “small business.”

Our business strategy exposes us to long sales and implementation cycles for our products.

Historically, some of our primary target customers have been government agencies and branches of the U.S. military, both of which require long sales and implementation cycles for products, which may result in a long period of time prior to revenue realization. The loss or significant reduction in government spending could limit our ability to obtain government contracts. These limitations, if significant, could significantly reduce our revenues. We will need to develop additional strategic relationships with large government contractors in order to successfully compete for government contracts. If we lose or fail to develop these strategic relationships, we may not be able to implement our business strategy.

We cannot be certain that our backlog estimates will result in actual revenues in any particular fiscal period because our clients may modify or terminate projects or may decide not to exercise contract options.

Our backlog represents sales value of firm orders for products and services not yet delivered and, for long-term, executed contractual arrangements (contracts, subcontract and customer commitments), the estimated future sales value of product shipments, transactions processed and services to be provided over the term of the contractual arrangements, including anticipated renewal options. For contracts with indefinite quantities, our backlog is estimated based on current activity levels. Our backlog includes estimates of revenues, the receipt of which require future government appropriations, depend on option exercise by clients or are subject to contract modification or termination. At December 31, 2012, our backlog was approximately $1,297,347, substantially all of which we estimate will be realized in the next twelve months. These estimates are based on our experience under such contracts and similar contracts, and we believe that such estimates are reasonable. If we do not realize a substantial amount of our backlog, as we presently anticipate, our operations could be harmed and future revenues could be significantly reduced.

Long lead times for the components used in certain products creates uncertainty in our supply chain and may prevent us from making required deliveries to our customers on time.

We rely exclusively on commercial off-the-shelf technology in manufacturing our products. The lead-time for ordering certain components used in our products and for the production of products can be lengthy. As a result, we must, from time to time, order products based on forecasted demand. If demand for products lags significantly behind forecasts, we may purchase more product than we can sell. Conversely, if demand exceeds forecasts, we may not have enough products to meet our obligations to our customers.

We rely on commercial off-the-shelf technology to provide hardware products.

Although we believe that we can find alternative sources for hardware, any disruption in our ability to obtain required hardware could result in delaying deliveries or in the loss of sales. Loss of suppliers may result in delays or additional expenses, and we may not be able to meet our obligations to our customers.

We obtain certain hardware and services, as well as some software applications, from a limited group of suppliers, and our reliance on these suppliers involves significant risks, including reduced control over quality and delivery schedules.

Any financial instability of our suppliers could result in having to find new suppliers. We may experience significant delays in manufacturing and deliveries of products and services to customers if we lose our sources or if supplies and services delivered from these sources are delayed. As a result, we may be required to incur additional development, manufacturing and other costs to establish alternative supply sources. It may take several months to locate alternative suppliers, if required. We cannot predict whether we will be able to obtain replacement hardware within the required time frames at affordable costs, or at all. Any delays resulting from suppliers failing to deliver hardware or delays in obtaining alternative hardware, in sufficient quantities and of sufficient quality, or any significant increase in the cost of hardware from existing or alternative suppliers could result in delays on the shipment of product which, in turn, could result in the loss of customers we may not be able to successfully complete.

Our Defense ID system relies on access to databases run by various government agencies. If these governmental agencies were to stop sharing data with us, the utility of the Defense ID system would be diminished and business would be damaged.

Currently, our Defense ID system accesses over 100 separate databases run by various government and law enforcement agencies. We cannot be assured that each of these agencies will continue to cooperate with us. In the event that one or more of these agencies does not continue to provide access to these databases, the utility of the Defense ID system may be diminished and as a result, our sales could suffer.

Our Defense ID system requires permission from each branch of the U.S. military in the form of an Authority to Operate (ATO). If an existing ATO is revoked, we would risk losing our ability to install our Defense ID system at military bases.

We cannot be assured that these permissions will be renewed, and it is possible that they could be revoked. If one or more of these permissions is revoked or not renewed, then the market for the Defense ID system would be reduced and as a result, our sales could suffer.

Our Defense ID system manages private personal information and information related to sensitive government functions and a breach of the security systems protecting such information may result in a loss of suppliers or customers or result in litigation.

The protective security measures designed to protect sensitive information and contained in our products may not prevent all security breaches. Failure to prevent security breaches may disrupt our business, damage our reputation and expose us to litigation and liability. A party who is able to circumvent protective security measures used in these systems could misappropriate sensitive information or cause interruptions or otherwise damage our products, services and reputation as well as the property and privacy of customers. If unintended parties obtain sensitive data and information, or create bugs or viruses or otherwise sabotage the functionality of our products, we may receive negative publicity, incur liability to our customers or lose the confidence of our customers, any of which may cause the termination or modification of contracts. Further, our existing insurance coverage may be insufficient to cover losses and liabilities that may result from such events.

In addition, we may be required to expend significant capital and other resources to protect against the threat of security breaches or to alleviate problems caused by the occurrence of any such breaches. However, protective or remedial measures may not be available at a reasonable price or at all, or may not be entirely effective if implemented.

We may not be able to keep up with rapid technological change.

The sectors for all of our products are characterized by rapid technological advancements. Significant technological change could render existing technology obsolete. If we are unable to successfully respond to these developments, or do not respond in a cost-effective manner, our business, financial condition and results of operations will be materially adversely affected.

We cannot guarantee that our projects currently in research and development stage will result in operational systems or prototypes or that such systems or prototypes, if produced, will be commercially marketable.

Our projects in the research and development stage have not yet been proven operational. While we anticipate that we will be able to produce operational systems or prototypes based on our research and development, there is no guarantee that we will be able to do so. Furthermore, even if we are able to produce operational systems or prototypes, there is no guarantee that those systems or prototypes will prove commercially marketable.

Our future capital requirements may require that we incur debt or may result in dilution of existing stockholders.

We may pursue acquisition and development opportunities, or other contingencies may arise, which could require us to raise additional capital or incur debt. If we raise additional capital through the sale of equity, including preferred stock, or convertible debt securities, the percentage ownership of our then existing stockholders will be diluted.

Our management team controls a substantial interest in Intellicheck Mobilisa and thus may influence certain actions requiring a stockholder vote.

Our management team (including all of our directors) own approximately 43.1% of our issued and outstanding common stock, approximately 40.2% of which is owned by Dr. Ludlow and Mrs. Ludlow. By owning this many shares, our management team may be able to control decisions to be made by our stockholders.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock (see “Use of Proceeds”). Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $0.45 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.38 per share in the net tangible book value of the common stock. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our outstanding options and the availability for resale of the underlying shares may adversely affect the trading price of our common stock.

As of January 8, 2014, there were outstanding stock options to purchase approximately 352,486 shares of our common stock at a weighted-average exercise price of $2.18 per share. Our outstanding options could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders of options can be expected to exercise them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding optionss. For the life of the options, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding options will also dilute the ownership interests of our existing stockholders.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our board of directors has the right, without stockholder approval, to issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock, which could be issued with the right to more than one vote per share, and could be utilized as a method of discouraging, delaying or preventing a change of control. The possible negative impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any shares of preferred stock or to create any new series of preferred stock, we may issue such shares in the future.

Because we do not intend to pay dividends on our common stock, stockholders will benefit from an investment in our stock only if it appreciates in value.

We have never declared or paid any cash dividends on our shares of stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our Board of Directors and will depend on factors the Board of Directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of Intellicheck Mobilisa’s credit facilities and other financing arrangements. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the common stock offered pursuant to this prospectus supplement, will be approximately $3.0 million, or approximately $3.45 million if the underwriters exercise in full their option to purchase 1,167,000 additional shares, based upon the public offering price of $0.45 per share and after deducting the underwriting discount and the estimated offering expenses that are payable by us.

We currently intend to use the net proceeds from this offering to fund our continued research and development initiatives in connection with expanding and improving our product line, to significantly grow our sales and marketing groups and for general corporate purposes.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. In addition, unless waived, the terms of our loan and security agreement with Silicon Valley Bank limit our ability to pay cash dividends. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DILUTION

If you purchase our securities in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of September 30, 2013.

Our net tangible book deficit at September 30, 2013 was ($306,763), or ($0.01) per share, based on 27,897,467 shares of our common stock outstanding. After giving effect to the issuance and sale of all the shares in this offering at the public offering price of $0.45 per share, less the estimated offering expenses, our pro forma as adjusted pro forma net tangible book value at September 30, 2013 would be $2,656,237 or $0.07 per share. This represents an immediate increase in pro forma net tangible book value of $0.08 per share to existing stockholders and an immediate dilution of $0.38 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share		$0.45
Net tangible book value per share as of September 30, 2013	($306,763)
Increase per share attributable to this offering	$0.08
As adjusted net tangible book value per share as of September 30, 2013 after this offering		$2,656,237
Dilution per share to new investors participating in this offering		$0.38

Information in the above table assumes that the underwriters do not exercise their over-allotment option to purchase additional shares, and excludes:

•	352,486 shares of common stock issuable upon the exercise of outstanding options, at a weighted average exercise price of $2.18 per share; and
•	1,759,754 shares of common stock reserved for future issuance under our outstanding equity incentive plans.

If the underwriters exercise in full their option to purchase 1,167,000 additional shares of common stock at the public offering price of $0.45 per share, the as adjusted net tangible book value after this offering would be $0.09 per share, representing an increase in net tangible book value of $0.10 per share to existing stockholders and immediate dilution in net tangible book value of $0.36 per share to purchasers in this offering at the public offering price.

To the extent that outstanding options or warrants are exercised, or new options are issued under our equity incentive plans, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that the additional capital is raised through the sale of common stock or securities convertible or exchangeable into common stock, such issuance could result in further dilution to our stockholders.

UNDERWRITING

Aegis Capital Corp. is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement dated January 8, 2014 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters named below and the underwriters named below have severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the following respective number of shares of our common stock:

Underwriter	Number of Shares
Aegis Capital Corp.	7,780,000

The underwriters are committed to purchase all the shares of common stock offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the common stock offered by us to the public at the public offering price set forth on the cover of this prospectus supplement. In addition, the underwriters may offer some of the common stock to other securities dealers at such price less a concession of $0.018 per share. After the initial offering, the public offering price and concession to dealers may be changed.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 1,167,000 additional shares of common stock from us to cover over-allotments. If the underwriters exercise all or part of this option, they will purchase shares of common stock covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discount. If this option is exercised in full, the total price to the public will be approximately $4.0 million and the total proceeds to us will be approximately $3.7 million.

Discounts and Commissions.  The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

		Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$0.45	$3,501,000	$4,026,150
Underwriting discount (7%)	$0.0315	$245,070	$281,831
Proceeds, before expenses, to us	$0.4185	$3,255,930	$3,744,320

We have paid an expense deposit of $20,000 to the representative, which will be applied against the accountable expenses that will be paid by us to the underwriters in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, the $20,000 expense deposit paid to the representative will be returned to the extent offering expenses are not actually incurred.

We have agreed to pay the underwriters a non-accountable expense allowance equal to 1% of the public offering price of the shares (excluding shares that we may sell to the underwriters to cover over-allotments). We have also agreed to pay all expenses relating to the offering, including (a) all filing fees and communication expenses relating to the registration of the shares to be sold in the offering (including shares sold upon exercise of the underwriters’ over-allotment option) with the Securities and Exchange Commission; (b) all fees associated with the review of the offering by FINRA and all fees and expenses relating to the listing of such shares on the NYSE MKT; (c) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $2,000 per individual and $15,000 in the aggregate; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the “blue sky” securities laws designated by the underwriters; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; (f) costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which we or our designee will provide within a reasonable time after closing in such quantities as the underwriter may reasonably request, not to exceed $2,000 in the aggregate; (g) fees and expenses of the underwriter’s legal counsel not to exceed $50,000; (h) the $21,275 cost associated with the use of Ipreo’s book building, prospectus tracking, and compliance software for the offering; and (i) up to $20,000 of the underwriter’s actual accountable “road show” expenses for the offering.

We estimate that the total expenses of the offering, excluding underwriting discount, will be approximately $250,000.

Discretionary Accounts.  The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements.  Pursuant to certain “lock-up” agreements, (a) our executive officers and directors as of the pricing date of the offering, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the company without the prior written consent of the representative, for a period of 3 months from the date of the offering, and (b) we, and any successor, have agreed, subject to certain exceptions, not to for a period of 3 months from the date of the pricing of the offering (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company; (2) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in (1), (2), or (3) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit, among other things and subject to restrictions, (1) the issuance by us of stock options pursuant to our existing stock incentive plans, (2) the issuance of common stock upon the exercise of outstanding stock options and warrants or (3) transfers pursuant to a sale or an offer to purchase 100% of our outstanding common stock.

Representative’s Warrants.  We have agreed to issue to the representative warrants to purchase up to a total of 389,000 shares of common stock (5% of the shares of common stock sold). The warrants are exercisable at $0.5625 per share (125% of the price of the shares sold in the offering), commencing one year from the effective date of our registration statement, or August 6, 2014, and expiring five years after the effective date of our registration statement, or August 6, 2018. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative (or permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of this prospectus supplement. In addition, the warrants provide for registration rights upon request, in certain cases. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal.  Until twelve months after the closing date of the offering, the representative shall have an irrevocable right of first refusal to act as lead manager or sole book runner, exclusive placement agent, exclusive financial advisor or in any other similar capacity, on the representative’s customary terms and conditions, in the event our company or any subsidiary retains or otherwise uses (or seeks to retain or use) the services of an investment bank or similar financial advisor to pursue a registered, underwritten public offering of, a private placement of securities, or other similar transaction.

Electronic Offer, Sale and Distribution of Shares.  A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplements electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships.  Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees; however, except as disclosed in this prospectus supplement, we have no present arrangements with any of the underwriters for any further services.

Stabilization.  In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.
•	Overallotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriters may close out any short position by exercising their overallotment option and/or purchasing shares in the open market.
•	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the overallotment option. If the underwriters sell more shares than could be covered by exercise of the overallotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.
•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or common stock or preventing or retarding a decline in the market price of our shares or common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on NYSE MKT.

Passive market making.  In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the NYSE MKT marketplace in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);
(c)	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or
(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and
•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by K&L Gates LLP, Seattle, Washington. Certain legal matters relating to the offering will be passed upon for the underwriters by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Intellicheck Mobilisa, Inc. as of December 31, 2012 and 2011, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2012, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We also maintain a web site at www.icmobil.com, through which you can access our SEC filings. The information set forth on our web site is not part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (unless otherwise noted, the SEC file number for each of the documents listed below is 001-15465):

•	Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 27, 2013;
•	Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2013, filed with the SEC on November 5, 2013, June 30, 2013, filed with the SEC on August 6, 2013, and March 31, 2013, filed with the SEC on May 9, 2013;
•	Proxy Statement on Schedule 14A filed with the SEC on October 11, 2013;
•	Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed with the SEC on July 8, 2013, October 15, 2013, November 7, 2013 and November 14, 2013;
•	a description of our common stock contained in our Registration Statement on Form 8-A (001-15465) filed with the SEC under Section 12 of the Exchange Act on November 15, 1999, including any amendment or reports filed for the purpose of updating this description; and
•	all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, including those made between the date of the initial registration statement that includes this prospectus and prior to the effectiveness of such registration statement (other than information furnished under Item 2.02 or Item 7.01 of any Form 8-K which information is not deemed filed under the Exchange Act).

You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Intellicheck Mobilisa, Inc.
191 Otto Street
Port Townsend, WA 98368
(360) 344-3233
Attn: Bill White, Chief Financial Officer

PROSPECTUS

INTELLICHECK MOBILISA INC.

$25,870,000
of
COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

We may offer and sell from time to time our common stock, preferred stock, warrants, and units. The aggregate initial offering price of all securities sold by Intellicheck Mobilisa, Inc. will not exceed $25,000,000. In addition, the selling stockholders identified in this prospectus may offer, from time to time, up to 3,000,000 shares of Intellicheck Mobilisa, Inc. common stock in the aggregate.

This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any prospectus supplement, carefully before you make your investment decision.

Our common stock is traded on the NYSE MKT LLC under the symbol “IDN.” On July 12, 2013, the last sale price of our common stock was $0.30. On such date, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $4,740,168 based upon approximately 27,744,267 shares of our outstanding stock, of which approximately 15,800,560 shares were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. As of the date of this prospectus, we have done no offerings of securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar month period that ends on and includes the date of this prospectus.

See “Risk Factors” beginning on page 2 of this prospectus, together with risk factors contained in any applicable prospectus supplement, for factors you should consider before buying any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer these securities for sale directly to investors or through underwriters, dealers or agents. We will set forth the names of any underwriters, dealers or agents and their compensation in the accompanying prospectus supplement.

The date of this Prospectus is August 6, 2013.

i

ABOUT THIS PROSPECTUS

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Intellicheck Mobilisa” and to the “company,” “we,” “us” or “our” are to Intellicheck Mobilisa, Inc. and its subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, (1) Intellicheck Mobilisa, Inc. may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $25,000,000 and (2) the selling stockholders may, from time to time, offer and sell in one or more offerings up to 3,000,000 shares of Intellicheck Mobilisa, Inc. common stock in the aggregate. This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.

You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement. We and the selling stockholders have not authorized anyone else to provide you with different information. We and the selling stockholders not making an offer to sell in any jurisdiction in which the offer is not permitted. You should not assume that the information in the prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of those documents.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. The statements do not include the potential impact of future transactions, such as an acquisition, disposition, merger, joint venture or other transaction that could occur. We undertake no obligation to publicly update or revise any forward-looking statement.

All of our forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors and the timing of any of those risk factors described in our annual report on Form 10-K for the year ended December 31, 2012. These documents are available through our web site or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at http://www.sec.gov.

ii

OVERVIEW OF OUR BUSINESS

We were originally incorporated in the state of New York in 1994 as Intelli-Check, Inc. In August 1999, we reincorporated in Delaware. On March 14, 2008, our corporation was renamed Intelli-Check — Mobilisa, Inc. after the consummation of the merger with Mobilisa, Inc. (“Mobilisa”) (references to “Intelli-Check” in this annual report refer to the Company prior to the merger with Mobilisa). At the closing of the merger, our headquarters were moved to Mobilisa’s offices in Port Townsend, Washington. On October 27, 2009, we made a further change in our name to Intellicheck Mobilisa, Inc. (“Intellicheck Mobilisa,” “we,” “our,” “us,” or “the Company”). On August 31, 2009, the Company acquired 100% of the common stock of Positive Access Corporation (“Positive Access”), a developer of driver license reading technology. The acquisition of Positive Access expanded the Company’s technology portfolio and related product offerings and allowed the Company to reach a larger number of customers through Positive Access’s extensive distribution network.

Our primary businesses include Identity Systems products, including commercial applications of identity card reading and verification and government sales of defense security and identity card applications, and the development of wireless security applications.

Our technologies address problems such as:

•	Commercial Fraud and Risk Management — which may lead to economic losses to merchants from check cashing, debit and credit card, as well as other types of fraud such as identity theft that principally use fraudulent identification cards as proof of identity;
•	Age Verification — such as the scanning of Driver’s License or other form of identification to determine whether the identification is valid, and to assist in the rapid and accurate determination of whether the holder is of age.
•	Instant Credit Card Approval — retail stores use our technology to scan a Driver’s License at a kiosk or at the Point Of Sale (POS) and send the information to a credit card underwriter to get instant approval for a loyalty-branded credit card. This technique protects consumer data and is significantly more likely to result in a completed transaction compared to in-store personnel asking customers to fill out a paper form;
•	Unauthorized Access — our systems and software are designed to increase security and deter terrorism at airports, shipping ports, rail and bus terminals, military installations, high profile buildings and infrastructure where security is a concern;
•	Inefficiencies Associated With Manual Data Entry — by reading encoded data contained in the bar code and magnetic stripe of an identification card with a quick swipe or scan of the card, where permitted by law, customers are capable of accurately and instantaneously inputting information into forms, applications and the like without the errors associated with manual data entry;
•	Marine Environment Communications — our Wireless Over Water® technology allows for instant communication between multiple points, both on land and at sea, across wide, over-water expanses and optimizes performance by taking into account sea state and Fresnel zones (Fresnel zones result from obstructions in the path of radio waves and impact the signal strength of radio transmissions); and
•	Wireless Network Design and Hazard Assessment — our AIRchitect® tool designs optimum wireless networks based on user parameters and location architecture, and our Radiation Hazard (RADHAZ) tool identifies and assesses radio frequency (RF) exposure.

Our principal executive offices are located at 191 Otto Street, Port Townsend, WA 98368, and our telephone number is (360) 344-3233.

RISK FACTORS

You should carefully consider the factors contained in our annual report on Form 10-K for the fiscal year ended December 31, 2012 under the heading “Risk Factors” beginning on page 18 of our 10-K. You should also consider similar information contained in any annual report on Form 10-K, quarterly report on Form 10-Q, and any other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described therein speculative or risky.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	repayment of debt;
•	capital expenditures;
•	working capital, including the purchase of hardware in connection with our fulfillment of customer orders;
•	acquisitions; and
•	repurchases and redemptions of securities.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

We will not receive any of the proceeds from the sale of the securities offered by this prospectus by the selling stockholders.

SELLING STOCKHOLDERS

The stockholders named below may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of 3,000,000 shares of our common stock. We sometimes refer to these shares collectively as the “resale shares.” We are registering the resale shares to permit the stockholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate. The shares of our common stock included in the resale shares were issued to the selling stockholders in exchange for shares of Mobilisa, Inc. common stock, which was acquired by Intelli-Check in March 2008.

The following table sets forth:

•	the name of the selling stockholders;
•	the number and percent of shares of our common stock that the selling stockholders beneficially owned prior to the offering for resale of the shares under this prospectus;
•	the number of shares of our common stock that may be offered for resale for the account of the selling stockholders under this prospectus; and
•	the number and percent of shares of our common stock to be beneficially owned by the selling stockholders after the offering of the resale shares (assuming all of the offered resale shares are sold by the selling stockholders).

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that each selling stockholder may offer under this prospectus. We do not know how long the selling stockholders will hold the shares before selling them or how many shares they will sell, and we currently have no agreements, arrangements or understandings with any of the selling stockholders regarding the sale of any of the resale shares.

This table is prepared solely based on information supplied to us by the selling stockholders, any Schedules 13D or 13G and Forms 3 and 4, and other public documents filed with the SEC, and assumes the sale of all of the resale shares. The applicable percentages of beneficial ownership are based on an aggregate of 27,724,267 shares of our common stock issued and outstanding on July 12, 2013. Nelson Ludlow is our Chief Executive Officer and a director and Bonnie Ludlow is an officer and a director.

	Shares Beneficially Owned Prior to Offering			Number of Shares Being Offered	Shares Beneficially Owned After Offering
Stockholders	Number		Percent		Number	Percent
Dr. Nelson Ludlow	4,216,726	(1)	15.2%	1,500,000	2,716,726	9.8%
Bonnie Ludlow	6,921,279	(1)	25.0%	1,500,000	5,421,279	19.6%
Totals:	11,138,005		40.2%	3,000,000	8,138,005	29.4%

(1)	Includes 25,000 shares issuable upon exercise of stock options exercisable within 60 days.

DESCRIPTION OF CAPITAL STOCK

We are a Delaware corporation. The rights of our stockholders are governed by the Delaware General Corporation Law, or the DGCL, and our amended certificate of incorporation and our amended and restated bylaws. The following summary of some of the material terms, rights and preferences of our capital stock is not complete. You should read our amended certificate of incorporation, which we refer to as our certificate of incorporation, and our amended and restated bylaws, which we refer to as our bylaws, for more complete information. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a stockholder.

Common Stock

We, and the selling stockholders named in this prospectus, may offer shares of Intellicheck Mobilisa’s common stock from time to time. Pursuant to our certificate of incorporation, we have the authority to issue 40,000,000 shares of common stock, $0.001 par value. As of July 12, 2013, we had 27,724,267 shares of common stock outstanding. As of July 12, 2013, there were approximately 2,208 holders of record of our common stock.

Common stockholders are entitled to one vote for each share held on all matters submitted to them. The common stock does not have cumulative voting rights, meaning that the holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.

Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock.

If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders, if any, receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

Preferred Stock

We may offer shares of our preferred stock from time to time, in one or more series. Pursuant to our certificate of incorporation, we have the authority to issue 1,000,000 shares of preferred stock, $0.01 par value, of which 30,000 have been designated 8% Convertible preferred stock. As of July 12, 2013, we had no shares of preferred stock outstanding. Our board of directors may, without action by stockholders, issue one or more series of preferred stock. The board may determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could decrease the market price of our common stock. The issuance of preferred stock also could delay, deter or prevent a change of control of Intellicheck Mobilisa.

We have summarized material provisions of the preferred stock in this section. This summary is not complete. We will file a form of certificate of designation designating the rights and preferences of the preferred stock with the SEC prior to any issuance of preferred stock, and you should read such certificate of designation for provisions that may be important to you.

The certificate of designation and prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the preferred stock;
•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating and paying the dividend, the date from which dividends will accrue and whether dividends will be cumulative;
•	any liquidation preference;
•	any optional redemption provisions;
•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;
•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;
•	any voting rights; and
•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.
•	Any shares of preferred stock we issue will be fully paid and nonassessable.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Our certificate of incorporation, bylaws and the DGCL contain certain provisions that could discourage potential takeover attempts and make it more difficult for our stockholders to change management or receive a premium for their shares.

Delaware law.

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. A “business combination” includes a merger, sale of 10% or more of our assets and certain other transactions resulting in a financial benefit to the stockholder. For purposes of Section 203, an “interested stockholder” is defined to include any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;
•	an affiliate or associate of the corporation and was the owner of 15% or more of the corporation’s voting stock outstanding, at any time within three years immediately before the relevant date; and
•	an affiliate or associate of the persons described in the foregoing bullet points.

However, the above provisions of Section 203 do not apply if:

•	our board approves the transaction that made the stockholder an interested stockholder before the date of that transaction;
•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or
•	on or subsequent to the date of the transaction, the business combinations approved by our board and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect for the corporation not to be governed by Section 203, effective 12 months after adoption. Neither our certificate of incorporation nor our bylaws exempts us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board.

Stockholder Proposals and Director Nominations.

Our stockholders can submit stockholder proposals and nominate candidates for our board of directors if the stockholders follow advance notice procedures described in our bylaws.

To nominate directors, stockholders must submit a written notice at least 120 days before the first anniversary of the date of our proxy statement for the previous year’s annual stockholders’ meeting. The notice must include the name and address of the stockholder, the class and number of shares owned by the stockholder, information about the nominee required by the SEC and the written consent of the nominee to serve as a director. Our board of directors may require the nominee to furnish the same information as is required in the stockholders’ notice that pertains to the nominee.

Stockholder proposals must be submitted at least 120 days before the first anniversary of the date of our proxy statement for the previous year’s annual stockholders’ meeting. The notice must include a description of the proposal, the reasons for bringing the proposal before the meeting, the name and address of the stockholder, the class and number of shares owned by the stockholder and any material interest of the stockholder in the proposal.

In each case, if we did not hold an annual meeting in the previous year or if we have changed the date of the annual meeting by more than 30 days from the date contemplated in the previous year’s proxy statement, stockholders must submit the notice within a reasonable time before we begin to print and send our proxy materials.

Director nominations and stockholder proposals that are late or that do not include all required information may be rejected. This could prevent stockholders from bringing certain matters before an annual meeting, including making nominations for directors.

Limitation of Liability; Indemnification

Our certificate of incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the DGCL relating to unlawful stock repurchases or dividends; and
•	for any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

Stock Exchange

Our common stock is listed on the NYSE MKT LLC under the symbol “IDN.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Continental Stock Transfer, 17 Battery Place, 8th Floor, New York, NY 10004. Its phone number is (212) 509-4000.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock or preferred stock. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

We have summarized material provisions of the warrants and the warrant agreements below. This summary is not complete. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the designation, number and terms of the common stock or preferred stock purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;
•	the exercise price of the warrants;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued;
•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time; and
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Exercise of Warrants

Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of shares of common stock or shares of preferred stock being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or shares of preferred stock purchasable upon the exercise of the warrants. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

We may also modify or amend certain other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:

•	shorten the period of time during which the warrants may be exercised; or
•	otherwise materially and adversely affect the exercise rights of the holders of the warrants.

Enforceability of Rights

The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligations or relationship of agency or trust for or with any warrant holder. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also a holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time before a specified date.

We have summarized material provisions of the units and the unit agreements below. This summary is not complete. We will file the form of any unit agreement with the SEC, and you should read the unit agreement for provisions that may be important to you.

The prospectus supplement relating to any units we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether such units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

Intellicheck Mobilisa, and the selling stockholders named in this prospectus, may from time to time offer and sell, separately or together, some or all of the securities covered by this prospectus. Registration of the securities covered by this prospectus does not mean, however, that the securities will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods, including the following:

•	transactions on the NYSE MKT LLC (including through at the market offerings) or any other organized market where the securities may be traded;
•	in the over-the-counter market;
•	in privately negotiated transactions;
•	through broker-dealers, who may act as agents or principals;
•	through one or more underwriters on a firm commitment or best-efforts basis;
•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through offerings of securities exchangeable, convertible or exercisable for the securities;
•	directly to one or more purchasers;
•	through agents; or
•	through any combination of the above.

The selling stockholders may sell our common stock pursuant to this prospectus. If the selling stockholders sell our common stock pursuant to this prospectus, a prospectus supplement will set forth information as required by the SEC rules and regulations regarding selling stockholders. The selling stockholders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule or by any other available means.

We have not, and the selling stockholders have advised us that they have not, entered into any agreements, understandings or arrangements with any underwriters, broker-dealers or agents regarding the sale of any securities covered by this prospectus. At any time a particular offer of securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth:

•	the name or names of any underwriters, broker-dealers or agents;
•	the purchase price of the securities and the proceeds to be received by us from the sale;
•	any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation;
•	any public offering price;
•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;
•	any additional risk factors applicable to the securities that we propose to sell; and
•	any securities exchange on which the securities may be listed.

Any such required prospectus supplement of which this prospectus is a part will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of securities covered by this prospectus.

Underwriters, broker-dealers or agents may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or selling stockholders, from the purchasers of the securities or from both the sellers and the purchasers. The compensation received may be in excess of customary discounts, concessions or commissions. The selling stockholders, and any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

If dealers are utilized in the sale of offered securities, we or the selling stockholders will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

We or the selling stockholders may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. If we or the selling stockholders sell securities to underwriters, we or the selling stockholders may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We or the selling stockholders may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the applicable prospectus supplement. If we or the selling stockholders grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities. In connection with such sales, underwriters may be deemed to have received compensation from us or the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we or the selling stockholders pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us or selling stockholders at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Underwriters, broker-dealers or agents may be entitled under agreements entered into with us or the selling stockholders to indemnification by us or the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, broker-dealers and agents, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Each series of securities will be a new issue of securities and will have no established trading market other than our common stock which is listed on the NYSE MKT LLC. Any common stock sold will be listed on the NYSE MKT LLC, upon official notice of issuance. The securities, other than our common stock, may or may not be listed on a national securities exchange or other organized market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by K&L Gates LLP, 925 Fourth Avenue, Seattle, WA 98104. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of Intellicheck Mobilisa, Inc. as of December 31, 2012 and 2011, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2012, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Each time securities are offered to be sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.

In addition, Intellicheck Mobilisa files annual, quarterly and current reports, proxy and information statements and other information with the SEC under the Exchange Act. Copies of these reports, proxy statements and other information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains a Website that contains reports, proxy statements and other information regarding Flow. The address of the SEC web site is http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 as filed with the SEC on March 27, 2013;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 as filed with the SEC on May 9, 2013;
•	our Current Report on Form 8-K as filed with the SEC on July 8, 2013;
•	a description of our common stock contained in our Registration Statement on Form 8-A (001-15465) filed with the SEC under Section 12 of the Exchange Act on November 15, 1999, including any amendment or reports filed for the purpose of updating this description; and
•	all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, including those made between the date of the initial registration statement that includes this prospectus and prior to the effectiveness of such registration statement (other than information furnished under Item 2.02 or Item 7.01 of any Form 8-K which information is not deemed filed under the Exchange Act).

You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Intellicheck Mobilisa, Inc.
191 Otto Street
Port Townsend, WA 98368
(360) 344-3233
Attn: Bill White, Chief Financial Officer

7,780,000 Shares
Common Stock

PROSPECTUS SUPPLEMENT

Aegis Capital Corp

January 8, 2014